EXHIBIT 10.9

AMENDMENT TO SECURED CONVERTIBLE DEBENTURE

FIRST AMENDMENT, dated as of December 14, 2011 and effective retroactively, to SECURED CONVERTIBLE DENBENTURE, made by and between PROGREEN PROPERTIES, INC., a Delaware corporation (the “Company”) and Henrik Sellmann (the “Lender”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Debenture.

WHEREAS, the Company and the Lender are parties to that certain Secured Convertible Debenture, dated November 5, 2009, (the “Debenture”) pursuant to which the Company has borrowed the amount of $500,000 from the Lender;  and

WHEREAS, the Company and the Lender have agreed to amendments relating to the payment of interest on the Debenture; and

WHEREAS, in accordance with the terms and conditions of the Debenture, the Company and the Lender hereby approve the amendment of the Debenture as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1.  By their respective execution of this Agreement, the Company and the Lender agree that Section 1 of the Debenture is hereby amended to read in its entirety as follows:

“1. Rate and Payment of Interest. The principal balance of this Debenture shall bear interest at a fixed rate per annum equal to thirteen and one-half percent (13.5%), payable annually in arrears. Interest shall commence to accrue on the date hereof. Interest payments shall be payable in shares of Common Stock of the Company, par value $.0001 per share ("Common Stock"), valued at the Conversion Price as of the due date of the interest payment; provided however, that the Company, at its sole option, may elect to pay any interest payment hereunder in cash, such cash interest payment to be payable no later than ninety (90) days from the original interest payment due date. If this Debenture is prepaid pursuant to the terms of Section 3 hereof, the prepayment sum shall include all unpaid interest accrued through the date of prepayment paid, at the sole option of the Company, either (x) in cash or (y) in shares of Common Stock at the Conversion Price as of the date of prepayment.

2.  Except as expressly provided herein, the Debenture shall continue in full force and effect.

IN WITNESS WHEREOF, the Company and the Lender have executed this Agreement as of the date set forth above.

PROGREEN PROPERTIES, INC.
/s/  Jan Telander
By:_______________________
Name:
Title:

LENDER:
 /s/ Henrik Sellmann
By:_______________________
Name: Henrik Sellmann
Title: